Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

VALOR ENERGY INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	(1)	457(o)		$	$			$					$
Fees to be Paid	Equity	Preferred Stock, par value $1,000 per share	(2)	457(o)
Fees to be Paid	Debt	Debt Securities	(3)	457(o)
Fees to be Paid	Other	Warrants	(4)	457(o)
Fees to be Paid	Other	Rights	(5)	457(o)
Fees to be Paid	Other	Units	(6)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)				352,841,300.00	0.0001381		48,727.38
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share		415(a)(6)								S-3	333-274749	09/29/2023
Carry Forward Securities	Equity	Preferred Stock, par value $1,000 per share		415(a)(6)								S-3	333-274749	09/29/2023
Carry Forward Securities	Debt	Debt Securities		415(a)(6)								S-3	333-274749	09/29/2023
Carry Forward Securities	Other	Warrants		415(a)(6)								S-3	333-274749	09/29/2023
Carry Forward Securities	Other	Rights		415(a)(6)								S-3	333-274749	09/29/2023
Carry Forward Securities	Other	Units		415(a)(6)								S-3	333-274749	09/29/2023
Carry Forward Securities	Unallocated (Universal) Shelf		(8)	415(a)(6)		$		$147,158,700.00		$		S-3	333-274749	09/29/2023		$16,216.89

Total Offering Amounts:								$500,000,000.00			48,727.38
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:											$48,727.38

__________________________________________
Offering Note(s)

(1)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate amount of common stock as may be issued from time to time at currently indeterminate prices or upon conversion or exchange of debt securities or preferred stock registered hereby, or upon exercise of warrants or rights registered hereby, as the case may be.
(2)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate amount of preferred stock as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(3)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate principal amount of debt securities as may be issued from time to time at currently indeterminate prices or upon exercise of warrants or rights registered hereby, as the case may be.
(4)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate number of warrants as may be issued from time to time at currently indeterminate prices.
(5)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate number of rights, including share purchase or subscription rights, as may be issued from time to time at currently indeterminate prices.
(6)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Including such currently indeterminate number of units as may be issued from time to time at currently indeterminate prices. Each unit will represent an interest in two or more securities registered hereby, which may or may not be separable from one another.
(7)	The amount to be registered consists of a currently indeterminate amount of common stock, preferred stock, debt securities, warrants, rights and/or units, estimated solely for purposes of computing the registration fee. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) shares of common stock, preferred stock, debt securities, rights and/or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security, pursuant to General Instruction II.D of Form S-3 under the Securities Act. No separate consideration will be received for (i) common stock or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby or (ii) common stock, preferred stock, debt securities, rights and/ or units that may be issued upon exercise of warrants or rights registered hereby, as the case may be.

The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Calculated pursuant to Rule 457(o) under the Securities Act. In connection with the $352,841,300 maximum aggregate offering price of securities being registered hereunder, registration fees of $48,727.38 are payable.
(8)	The registration fee for the newly registered securities has been calculated in accordance with Rule 457(o) under the Securities Act.

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $147,158,700 of unsold securities previously registered under the registrant’s Registration Statement on Form S-3, File No.333-274749, initially declared effective on September 29, 2023. The registrant previously paid a filing fee of $16,216.89 with respect to such unsold securities, which will continue to be applied to such unsold securities. Accordingly, no additional filing fee is due with respect to such unsold securities.